Exhibit 10.1

                                     CONSENT

         Reference is hereby made to that certain Securities Purchase Agreement, dated as of February 18, 2005, by and among Level 3 Communications, Inc., a Delaware corporation (the "Company"), and the Investors named on Exhibit A thereto (the "Purchase Agreement"). Capitalized terms used in this Consent without further definition have the meaning ascribed to those terms in the Purchase Agreement.

                                    RECITALS

         WHEREAS, during the Standstill Period, Southeastern has agreed in the Purchase Agreement not to, without the prior written consent of the majority of the entire Board of Directors (excluding any representatives or designees of the Investors), engage in certain actions with respect to the Company;

         WHEREAS, pursuant to Section 5.6(a)(i)(B) of the Purchase Agreement, during the Standstill Period, Southeastern has agreed not to, without the prior written consent of the majority of the entire Board of Directors (excluding any representatives or designees of the Investors), alone or in concert with others, acquire any Common Stock, Voting Securities or Derivative Securities of the Company except pursuant to the conversion of convertible debt of the Company held by Southeastern;

         WHEREAS, Southeastern has requested that the Company consent to permitting Southeastern, on behalf of its institutional advisory clients, to purchase, from time to time, additional shares of Common Stock in one or more transactions that do not involve the issuance of additional shares of Common Stock by the Company; and

         WHEREAS, the Company is willing to consent to Southeastern purchasing, from time to time, additional shares of Common Stock in one or more transactions that do not involve the issuance of additional shares of Common Stock by the Company in accordance with the terms of this Consent.

         NOW THEREFORE, in consideration of the representations, warranties and covenants contained in that certain Certificate of Southeastern attached hereto as Exhibit A (the "Certificate"), the Company hereby consents as follows:

         1. Holdings of Southeastern. In the Certificate, Southeastern has represented and warranted to the Company that as of the date thereof Southeastern Beneficially Owned (for purposes of the Purchase Agreement) approximately 20.85% of the Common Stock, such percentage including certain shares of Common Stock that Southeastern has represented it is not currently deemed to beneficially own under Securities Exchange Commission Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

         2. Consent. Pursuant to Section 5.6(a) of the Purchase Agreement and notwithstanding the last sentence of Section 5.6(b) of the Purchase Agreement, the Company hereby consents to permitting Southeastern to purchase, from time to time, on behalf of its institutional advisory clients, additional shares of Common Stock in one or more transactions; provided, however, that Southeastern shall not purchase (or agree to purchase) any Common

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Stock (a) other than in transactions that do not involve the issuance of Common
Stock by the Company, (b) unless after giving effect to such purchase Southeastern would Beneficially Own (for purposes of the Purchase Agreement) less than 381,869,219 shares of Common Stock (subject to adjustment on account of stock splits, combinations, subdivisions and reclassifications) and unless such purchase comply with the provisions of Section 5.6 of the Purchase Agreement other than Section 5.6(a)(i)(B) thereof, or (c) for its own account or on behalf of any Southeastern investment advisory client if it or such investment advisory client is on the date of such purchase, has been at any time within the three year period ending on the date of purchase or would become, as a result of such purchase, a "5-percent shareholder" of the Company within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (including all applicable attribution rules).

         3. No Other Effects. Except as otherwise set forth in this Consent, the terms of the Purchase Agreement remain unchanged and in full force and effect without any amendment, modification or alteration.

         4. Authorization. The Company hereby represents and warrants to Southeastern that pursuant to the requirements of Section 5.6(a) of the Purchase Agreement, a majority of the entire Board of Directors (excluding any representatives or designees of the Investors) has consented to the execution and delivery of this Consent.




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

         IN WITNESS WHEREOF, the undersigned has executed this Consent as of this 2nd day of May, 2007.

LEVEL 3 COMMUNICATIONS, INC.



By:  /s/ James Q. Crowe
        Name:  James Q. Crowe
        Title:  Chief Executive Officer






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                                    Exhibit A

                                   CERTIFICATE

                                   May 2, 2007

         Reference is hereby made to that certain Securities Purchase Agreement, dated as of February 18, 2005, by and among Level 3 Communications, Inc., a Delaware corporation (the "Company"), and the Investors named on Exhibit A thereto (the "Purchase Agreement"). Capitalized terms used herein without further definition have the meaning ascribed to those terms in the Purchase Agreement.

         In order to induce the Company to grant the consent, dated the date hereof, to which this Certificate is an exhibit (the "Consent"), the undersigned hereby certifies to, and agrees with, the Company that:

                  1. As of the date hereof, Southeastern Beneficially Owns approximately 20.85% of the Common Stock, such percentage including certain shares of Common Stock that Southeastern is not currently deemed to beneficially own under Securities Exchange Commission Rule 13d-3 under the Securities Exchange Act of 1934.

                  2. Southeastern has not formed a Group with any other Person or Persons and is not a member of a Group. Southeastern shall not take any actions such that it and any other Person or Persons may be deemed to be a Group.

                  3. During the Standstill Period, Southeastern shall not purchase (or agree to purchase) any Common Stock (a) other than in transactions that do not involve the issuance of Common Stock by the Company, (b) unless after giving effect to such purchase Southeastern would Beneficially Own less than 381,869,219 shares of Common Stock (subject to adjustment on account of stock splits, combinations, subdivisions and reclassifications) and unless such purchase comply with the provisions of Section 5.6 of the Purchase Agreement other than Section 5.6(a)(i)(B) thereof or (c) for its own account or on behalf of any Southeastern investment advisory client if it or such investment advisory client is on the date of such purchase, has been at any time within the three year period ending on the date of such purchase or would become, as a result of such purchase, a "5-percent shareholder" of the Company within the meaning of
Section 382 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (including all applicable attribution rules).

                  4. The decision to acquire shares of Common Stock for any one investment advisory client of Southeastern or for Southeastern's own account has not been, and will not be based, in whole or in part, on the fact that shares are acquired by any other investment advisory client or any other person.

                  5. Except as otherwise set forth in the Consent, the terms of the Purchase Agreement remain unchanged and in full force and effect without any amendment, modification or alteration.



                              SOUTHEASTERN ASSET MANAGEMENT, INC.



                              By: /s/ Andrew R. McCarroll
                              Name: Andrew R. McCarroll
                              Title:  VP & Assistant General Counsel


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